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                                                                   EXHIBIT 10.15

          STOCK OPTION AGREEMENT (the "Agreement"), dated as of April 23, 2002 (the "Grant Date"), between FLCC Holdings, Inc., a Delaware corporation (together with its successors, the "Company"), and Farid Suleman (the "Optionee").

          1.   GRANT OF OPTION.

               1.1 GRANT. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 4,150,000 whole shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock") (such number being subject to adjustment as provided in Section 8 hereof) on the terms and conditions set forth in this Agreement.

               1.2 NON-QUALIFIED OPTION. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          2. PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Class A Common Stock upon the exercise of this Option shall be $3.50 per share (such price being subject to adjustment as provided in Section 8 hereof) (the "Option Price").

          3. DURATION OF OPTION. The Option shall be exercisable to the extent and in the manner provided herein for a term of 10 years from the date hereof; provided, however, that the Option may be earlier terminated as provided in
Section 4, Section 6, Section 7 or Section 9 hereof.

          4.   EXERCISABILITY OF OPTION.

               4.1 AMOUNT OF EXERCISE. Subject to the provisions of this Agreement, the Option shall be exercisable in accordance with the following schedule:

               (a) on or after the Grant Date but before March 4, 2003, the Option may be exercised to acquire up to 25% of the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Option as set forth in Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

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               (b) on or after March 4, 2003 but before March 4, 2004,
           the Option may be exercised to acquire up to 50% of the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Option as set forth in
           Section 1.1 hereof, less any shares previously acquired pursuant to the Option;

               (c) on or after March 4, 2004 but before March 4, 2005, the Option may be exercised to acquire up to 75% of the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Option as set forth in
           Section 1.1 hereof, less any shares previously acquired pursuant to the Option; and

               (d) on or after March 4, 2005 but before the expiration of the term of the Option, the Option may be exercised to acquire up to 100% of the aggregate number of shares of Class A Common Stock which may be purchased pursuant to the Option as set forth in Section 1.1 hereof, less any shares previously acquired pursuant to the Option.

               4.2 TIMING OF EXERCISE. Prior to the completion of a public offering of Class A Common Stock registered under the Securities Act of 1933, as amended (a "Public Offering"), which Public Offering is the first Public Offering (an "Initial Public Offering"), unless the Board of Directors of the Company (the "Board") otherwise determines, the Optionee may exercise the Option (to the extent the Option is exercisable pursuant to Section 4.1 hereof at such time) only during the 60-day period following the date upon which the Company delivers to the Optionee a certificate of the chief financial officer or other senior executive officer of the Company stating that a copy of the Company's consolidated financial statements for the preceding fiscal year is available to the Optionee for his review at the principal office of the Company or such other locations as the Company shall specify (the "Annual Certificate"). The Company shall use its best efforts to deliver the Annual Certificate within 30 days after the consolidated financial statements referred to therein are completed. Upon the completion of an Initial Public Offering, the Company shall no longer be required to deliver the Annual Certificate and the Option may be exercised (to the extent the Option is exercisable pursuant to Section 4.1 hereof at such time) at any time.

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               4.3   SALES OR OTHER EVENTS. The Company shall give the Optionee
10 days' notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Total Sale (as hereinafter defined) or the anticipated date of the consummation of a Partial Sale (as hereinafter defined) (the "Sale Notice"). Upon receipt of the Sale Notice, and for a period of five days thereafter (or such shorter period as the Board shall determine and so notify the Optionee), the Optionee shall be permitted to exercise the Option to the extent provided in this Section 4.3, whether or not the Option was otherwise so exercisable on the date the Sale Notice was given; provided, that, in the event of a Total Sale or a Partial Sale in which the Optionee would be required to participate pursuant to Section 3.5 of the Stockholder's Agreement governing the rights, duties and obligations of the Optionee with respect to shares of Class A Common Stock purchased by the Optionee upon the exercise of the Option (the "Stockholder's Agreement") were the Optionee then a party to such agreement, the Company may require the Optionee to exercise the Option to the extent necessary to enable the Optionee to participate therein or to forfeit the Option (or portion thereof, as applicable). In the case of a Total Sale, the Option may be exercised in whole or in part for up to the full amount of the shares of Class A Common Stock covered thereby (less the number of shares previously acquired by the Optionee upon exercise of the Option, if any). In the case of a Partial Sale, the Option may be exercised in whole or in part, but not for more than the excess, if any, of (a) the number of shares with respect to which the Optionee would be entitled to participate in the Partial Sale pursuant to Section 3.3 or 3.4, as applicable, of the Stockholder's Agreement, and will so participate, over (b) the number of shares previously issued to the Optionee upon exercise of the Option and not disposed of in a prior Partial Sale. In the event the Total Sale or Partial Sale is not consummated, the Option will be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given. In lieu of permitting or requiring the Optionee to exercise the Option in the event of a Total Sale, the Board, in its sole discretion, may instead cause the Company to redeem the unexercised portion of the Option pursuant to Section 9 hereof. In lieu of permitting the Optionee to exercise the Option in connection with a Public Offering of all or a portion of the shares of Class A Common Stock owned by Forstmann Little & Co. Equity Partnership-VI, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., each a Delaware limited partnership (collectively, the "FL & Co. Companies") (an "FL Public Offering"), the Company, at its option, may instead cause the Option and the underlying shares to be registered under applicable securities laws or make other arrangements

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consistent with such laws, so as to permit the Optionee to sell for a period of time after the FL Public Offering the same number of shares that he would have been able to sell in the FL Public Offering but for this sentence.

          For purposes hereof, (a) the term "Total Sale" shall mean any of the following events: (i) the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding shares of Class A Common Stock), or (ii) the liquidation of the Company, or
(iii) the sale to any Person other than any of the FL & Co. Companies or an Affiliate (as hereinafter defined) or a partner of any of the FL & Co. Companies or an Affiliate of such partner (a "Third Party") of all or substantially all of the assets of the Company pursuant to a plan of liquidation or otherwise, or
(iv) the sale to a Third Party of Class A Common Stock (other than through a Public Offering); in each case, provided that, as a result thereof, the FL & Co. Companies, the direct and indirect partners of any of the FL & Co. Companies and any Affiliates of any of the foregoing cease to own, directly or indirectly, any shares of the voting stock of the Company, (b) the term "Partial Sale" shall mean any sale by the FL & Co. Companies of all or a portion of their shares of Class A Common Stock to a Third Party, including through any Public Offering, which sale is not a Total Sale, (c) the term "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof and (d) the term "Affiliate," shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

               4.4 TERMINATION OF OPTION. Subject to the provisions of Section 9 hereof, the Option shall terminate simultaneously with the consummation of a Total Sale to the extent that the Option has not theretofore been exercised.

               4.5 EXERCISES UNDER MULTIPLE OPTION AGREEMENTS. Notwithstanding anything herein to the contrary, if in connection with a Partial Sale, the Optionee shall be entitled to acquire shares of Class A Common Stock pursuant to
Section 4.3 hereof and pursuant to the analogous provisions of one or more other stock option agreements between the Optionee and the Company (any such agreement, including this Agreement, an "Option Agreement"), then the Company shall have the right, at its option, to designate the Option Agreement or Option Agreements pursuant to which the Optionee may exercise options for purposes of the Optionee's participation in the Partial Sale, provided that in no event shall any

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such determination reduce the aggregate number of shares that the Optionee would otherwise be entitled to sell in connection with such Partial Sale.

          5.   MANNER OF EXERCISE AND PAYMENT.

               5.1 NOTICE OF EXERCISE. Subject to the terms and conditions of this Agreement, the Option may be exercised by delivery of written notice to the Company. Such notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of shares of Class A Common Stock in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee's guardian, executor, administrator or other legal representative (the "Legal Representative"). The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

               5.2 DELIVERIES. The notice of exercise described in Section 5.1 hereof shall be accompanied by (a) payment of the full purchase price for the shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by delivery to the Company of a certified or bank check payable to the order of the Company or cash by wire transfer or other immediately available funds to an account designated by the Company, and (b) a fully executed Stockholder's Agreement (a copy of which, in the form to be executed by the Optionee, will be supplied to the Optionee upon request) and the undated stock power referred to in Section 6.13(a)(ii) of the Stockholder's Agreement. Not less than one hundred shares of Class A Common Stock may be purchased at any one time upon any exercise of the Option, unless the number of shares of Class A Common Stock so purchased constitutes the total number of shares of Class A Common Stock then purchasable under the Option.

               5.3 LEGEND. All certificates representing shares of Class A Common Stock issued pursuant to the exercise of the Option shall bear the following legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of except in compliance with all applicable securities laws and except in accordance with the provisions of a Stockholder's Agreement with the Company, a copy of which is available for inspection at the offices of the Company."

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or such other legend to the same effect as approved by the Company.

               5.4 ISSUANCE OF SHARES. Upon receipt of notice of exercise, full payment for the shares of Class A Common Stock in respect of which the Option is being exercised and a fully executed Stockholder's Agreement and stock power, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the number of shares of Class A Common Stock as to which such exercise was effected; provided, however, that notwithstanding anything in this Agreement to the contrary, the Company shall not be required to issue shares pursuant to the exercise of the Option unless the Company's counsel has advised the Company that such exercise and issuance comply with all applicable laws including, without limitation, all applicable federal and state securities laws.

               5.5 STOCKHOLDER RIGHTS. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Class A Common Stock subject to the Option until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered the fully executed Stockholder's Agreement and stock power to the Company, (c) the Company shall have issued the shares to the Optionee, and (d) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Stockholder's Agreement.

               5.6 PARTIAL EXERCISE. In the event the initial exercise of the Option is an exercise in part only, then, in the event of any further exercise of the Option, the Optionee, in lieu of executing a new Stockholder's Agreement, may, at the Company's option, re-execute the original Stockholder's Agreement, thereby reaffirming the representations, warranties, covenants and agreements contained in the Stockholder's Agreement as of the date of re-execution, but with an amended Annex A completed to set forth the number of shares of Class A Common Stock in respect of which the Option is then being exercised and the cumulative number of shares of Class A Common Stock which would then be subject to the Stockholder's Agreement. If the initial exercise of the Option is by the Optionee and any subsequent exercise of the Option is by the Legal Representative, then the Legal Representative shall execute, at the Company's option, either a new Stockholder's Agreement or a counterpart of the original Stockholder's Agreement thereby agreeing to be bound by such agreement as though such Person were an original

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signatory thereto and affirming the truth of the representations and warranties contained therein with respect to such Person as of the date of such Person's execution of such counterpart.

          6.   CERTAIN RESTRICTIONS.

               6.1 NO SALE OR TRANSFER. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof, except in accordance with the provisions of this Agreement.

               6.2 EMPLOYMENT TERMINATION. Subject to Section 7.2 hereof, except as may be agreed between the Board and the Optionee, if the Optionee's employment by the Company and its subsidiaries shall have ceased for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency) ("Terminated" or a "Termination"), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company under any employment agreement or otherwise (such Optionee being referred to herein as a "Terminated Optionee"), (i) to the extent that the Option is not exercisable pursuant to Section 4.1 hereof at the date of such Termination, the Option shall terminate on and shall be of no further force and effect from and after the date of such Termination, and (ii) to the extent that the Option is exercisable pursuant to Section 4.1 hereof at the date of such Termination (the "Exercisable Portion of the Option"), the Optionee shall have the right, at his option, to exercise the Exercisable Portion of the Option in whole or in part one time at any time within 60 days after the date of such Termination, but in no event after the expiration of the term of the Option, and, until exercised, the Exercisable Portion of the Option shall continue to be subject to the terms of this Agreement, including Section 4.3 hereof. If an Initial Public Offering has not been completed prior to the date of such Termination and the date of such Termination does not fall within the 60-day exercise period set forth in Section 4.2 hereof, then, for the 60-day exercise period provided for in this Section 6.2, the Company shall make available to the Terminated Optionee for his review at the principal office of the Company, in addition to the most recent annual consolidated financial statements of the Company then available, a copy of any quarterly consolidated financial statements of the Company which have been prepared by the Company and delivered to the lenders of the Company's subsidiary after the date of such consolidated financial statements but on or prior to the date of such Termination. To the extent that the Terminated Optionee does not exercise the Exercisable Portion of the Option within the 60-day exercise period provided for in this Section 6.2, the unexercised portion of the Exercisable Portion of the Option shall terminate

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and shall be of no further force and effect from and after the final date on which the Terminated Optionee could have so exercised the Exercisable Portion of the Option.

          7.   PROHIBITED ACTIVITIES.

               7.1 PROHIBITION. The Optionee agrees that (a) the Optionee will not at any time during the Optionee's employment (other than in the course of such employment) with the Company or any Affiliate thereof, or after a Termination, disclose or furnish to any other Person or use for the Optionee's own or any other Person's account any Confidential or Proprietary Information,
(b) if the Optionee is Terminated, the Optionee will not for three years following such Termination directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any Affiliate thereof, (c) the Optionee will not at any time during the Optionee's employment with the Company or any Affiliate thereof or after a Termination publish or make any disparaging statements about the Company, any Affiliate or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statements will be made public (a disparaging statement is a communication which, if made public, would tend to malign the business or reputation of the Person about whom such statement is made), and (d) the Optionee will not breach the provisions of Section 6.1 hereof (any activity prohibited by clause (a), (b), (c) or (d) of this Section 7.1 being referred to as a "Prohibited Activity").

          "Confidential or Proprietary Information" shall mean any non-public information about the Company or any Affiliate thereof which was acquired during the Optionee's employment with the Company or any Affiliate thereof and which has or is reasonably likely to have competitive value to the Company or any Affiliate thereof.

               7.2 RIGHT TO TERMINATE OPTION. The Optionee understands and agrees that the Company is granting to the Optionee an option to purchase shares of Class A Common Stock hereunder to reward the Optionee for the Optionee's future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, if, at any time during which any portion of the Option (including the Exercisable Portion of the Option) is outstanding, (a) the Optionee engages in any Prohibited Activity or any act otherwise constituting Cause, or (b) the Optionee engages in any Competitive Activity (as hereinafter defined), or (c) the Optionee is convicted of a crime against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the

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Company shall be entitled, at its option, to terminate the Option (including the
Exercisable Portion of the Option), or any unexercised portion thereof, which shall then be of no further force and effect.

          "Cause" shall mean (i) the occurrence of any of the events set forth in Section 7.2(a), (b) or (c), or (ii) the Optionee's having (a) grossly neglected his assigned duties or (b) engaged in willful misconduct resulting in, or reasonably likely to result in, material and demonstrable damage to the Company.

          "Competitor" shall mean any Person that is engaged in owning, operating or acquiring directly or indirectly (through a corporation, trust, partnership or other Person) a Radio Broadcasting Business that operates in the same market as and competes directly or indirectly with a Radio Broadcasting Business which, at the time the Optionee is Terminated, is owned or operated by the Company or any of its subsidiaries or which the Company or any of its subsidiaries intends to own, operate or acquire (which intention was disclosed to the Optionee prior to or in connection with his Termination). The determination as to whether or not any Radio Broadcasting Business competes directly or indirectly with the Company or any of its subsidiaries shall be made by the Company in its reasonable discretion.

          "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests then outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which the Optionee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Optionee, such portion determined by applying the percentage of the equity interest in such entity owned by the Optionee to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Company or any Affiliate of the Company; or (iv) employment by (including serving as an officer or director of), or providing consulting services to, any Competitor; provided, however, that if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to any Competitor shall be Competitive Activity only if (1) the Optionee's employment duties are at or involving the part of the Competitor's business that competes with any of the businesses conducted by the Company or any of its subsidiaries (the "Competing Operations"), including serving in a capacity where any Person at the Competing Operations reports to the Optionee, or (2) the

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consulting services are provided to or involve the Competing Operations. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity or debt interests, by contract or otherwise.

          "Radio Broadcasting Business" shall mean any business which (i) owns or operates one or more radio stations or (ii) owns or operates any Internet or digital audio broadcasting business if such business also owns or operates, or is Affiliated with an owner or operator of, one or more radio stations.

          8. ADJUSTMENTS. In the event that shares of Class A Common Stock (whether or not issued) are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or an Affiliate, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company or an Affiliate, the Board shall make appropriate adjustments to the number and kind of shares of stock subject to the Option and the Option Price. The Board's adjustment shall be final and binding for all purposes of this Agreement. No adjustment provided for in this Section 8 shall require the Company to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.

          9.   TOTAL SALES.

               9.1 CONTINUATION OF OPTION. Upon the effective date of any Total Sale, any unexercised portion of the Option shall terminate unless provision shall be made in writing in connection with such Total Sale for the continuance of such unexercised portion of the Option or for the assumption of such unexercised portion of the Option by a successor to the Company or for the substitution for such unexercised portion of the Option of new options covering shares of such successor with appropriate adjustments as to number and kind of shares and prices of shares subject to such new options, or unless the Board shall authorize the redemption of the unexercised portion of the Option pursuant to Section 9.2 hereof. In the event that provision in writing is made as aforesaid in connection with a Total Sale, the unexercised portion of the Option or the new options substituted therefor shall continue in the manner and under the terms provided in this Agreement and in such writing.

               9.2 REDEMPTION IN CONNECTION WITH A TOTAL SALE. In connection with a Total Sale, the Board may, in its sole discretion, authorize the redemption of the unexercised portion of the Option for a consideration per share of

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Class A Common Stock issuable upon exercise of the unexercised portion of the
Option equal to the excess of (i) the consideration payable in respect of a share of Class A Common Stock in connection with such Total Sale, adjusted as if all outstanding options and other rights to acquire equity interests in the Company had been exercised prior to the consummation of such Total Sale and further adjusted to take into account all other equity interests in the Company (provided, however, that no adjustment shall be made with respect to any option or other right to acquire equity interests in the Company if the exercise price for such option or other right is greater than the consideration that would be payable per share of Class A Common Stock in connection with such Total Sale if the adjustment were not made), over (ii) the Option Price. Any redemption pursuant to this Section 9.2 shall occur simultaneously with the occurrence of the Total Sale.

               9.3 ALLOCABLE SHARE OF EXPENSES. In the event of a redemption pursuant to Section 9.2 hereof, the Optionee shall be responsible for and shall be obligated to pay a proportionate amount (determined as if the Optionee were a holder of the number of shares of Class A Common Stock which would have been issuable upon exercise of the portion of the Option redeemed pursuant to Section
9.2 hereof) of the expenses, liabilities and obligations incurred or to be incurred by the stockholders of the Company in connection with such Total Sale (including, without limitation, the fees and expenses of investment bankers, legal counsel and other outside advisors and experts retained by or on behalf of the stockholders of the Company in connection with such Total Sale, amounts payable in respect of indemnification claims, amounts paid into escrow and amounts payable in respect of post-closing adjustments to the purchase price) ("Expenses of Sale").

               9.4 POWER OF ATTORNEY. (a) The Optionee hereby irrevocably appoints the FL & Co. Companies, and each of them (individually and collectively, the "Representative"), the Optionee's true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Optionee's name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, in connection with this Agreement or the Option as the Representative shall deem necessary or appropriate in connection with any Total Sale, including, without in any way limiting the generality of the foregoing, to receive on behalf of the Optionee any payments made in respect of the unexercised portion of the Option (including payments made in connection with any redemption) in connection with any Total Sale, to hold back from any such payments any amount which the Representative deems necessary to reserve against the Optionee's share of any Expenses of Sale, and to engage in any acts in which the Representative is authorized by and on behalf of the holders of any of the Company's capital stock to engage in connection with the Total Sale. The Optionee hereby ratifies and

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confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Optionee's Representative.

               (b) In acting for the Optionee pursuant to the appointment set forth in paragraph (a) of this Section 9.4, the Representative shall not be responsible to the Optionee for any loss or damage the Optionee may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any Person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Optionee in all matters referred to in this Section 9.4.

               (c) Notwithstanding the foregoing, this power of attorney does not empower the Representative to exercise the Option on behalf of the Optionee.

          10. WITHHOLDING. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld.

          11. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement and the Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or any Affiliate thereof, nor shall they interfere in any way with the right of the Company or any Affiliate thereof to terminate the Optionee's employment at any time.

          12. ENTIRE AGREEMENT. This Agreement and, upon execution thereof, the Stockholder's Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the Option granted hereby.

          13. MODIFICATION OF AGREEMENT. This Agreement may be modified, amended or supplemented by written agreement of the parties hereto; provided, that the Company may modify, amend or supplement this Agreement in a writing signed by the Company without any further action by the Optionee if such modification, amendment or supplement does not adversely affect the Optionee's rights hereunder.

          14. INTERPRETIVE MATTERS. For purposes of this Agreement, (a) the term "Class A Common Stock" shall be deemed to include any Class A Common

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Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Class A Common Stock pursuant to a stock split, stock dividend, reverse stock split, similar transaction which changes the number of outstanding shares of capital stock of the Company, recapitalization (including, without limitation, any special dividend or distribution), reclassification, spin-off, partial liquidation, similar capital adjustment (including, without limitation, through merger or consolidation) or otherwise, and (b) the term "Company" shall be deemed to include any successor to the Company by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

          15. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

          16. ACKNOWLEDGMENT. The Optionee hereby acknowledges that the Optionee has been provided with such information concerning the Company and this Agreement as the Optionee and his advisors have requested.

          17. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Optionee without the prior written consent of the Company. In addition, each of the FL & Co. Companies shall be a third party beneficiary of this Agreement and shall be entitled directly to enforce this Agreement.

          18. HEADINGS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

          19. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board, in good faith, whose determination shall be final, binding and conclusive for all purposes.

          20. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

          21. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

          22. NOTICE. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

               (a)   If to the Company, to:

                     FLCC Holdings, Inc.
                     c/o Forstmann Little & Co.
                     767 Fifth Avenue, 44th Floor
                     New York, New York  10153
                     Attention: Ms. Sandra J. Horbach

               (b) If to the Optionee or Legal Representative, to such Person at the address as reflected in the records of the Company.

          23. CONSENT TO JURISDICTION. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any actions, suits or proceedings arising out of or relating to this Agreement or the Option and the transactions contemplated hereby and thereby ("Litigation") (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 22 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of New York or of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

OPTIONEE                                    FLCC HOLDINGS, INC.

/s/ Farid Suleman                           /s/ Sandra J. Horbach
-----------------                           ---------------------
Name: Farid Suleman                         By: Sandra J. Horbach
Address:

          The undersigned acknowledges that the undersigned has read the foregoing Agreement between FLCC Holdings, Inc. and the undersigned's spouse, understands that the undersigned's spouse has been granted an option to acquire shares of Class A Common Stock, which option is subject to certain restrictions reflected in such Agreement and agrees to be bound by the foregoing Agreement.

                                        ----------------------------------------
                                                   Optionee's Spouse